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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 DAG Media, Inc.
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             (Exact name of registrant as specified in its charter)

                   New York                                 11-3474831
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   (State of incorporation or organization)              (I.R.S. Employer
                                                       Identification No.)

   125-10 Queens Boulevard, Kew Gardens, NY                   11415
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   (Address of principal executive office)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE WHICH
             TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
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                    None

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    Common shares, par value $.001 per share
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                                (TITLE OF CLASS)
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Item 1. Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-74203, as amended, (the "Registration Statement"), filed with the Commission on March 10, 1999, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2. Exhibits

         The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:

         (a) Specimen copies of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement)

         (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

                  (i) Form of Certificate of Incorporation (Exhibit 3.1 to the Registration Statement);

                  (ii)     By-Laws  (Exhibit 3.2 to the Registration Statement);

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 6, 1999

                                      DAG MEDIA, INC.


                                      By: /s/ Hanan Goldenthal
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                                          Hanan Goldenthal,
                                          Chief Financial Officer and Secretary